UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (203) 229-2900

(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) It was previously reported that H. William Lichtenberger intended to retire as a Director of Arch Chemicals, Inc. (the “Company”). Mr. Lichtenberger, who is age 71, has resigned as a Director of the Company effective July 27, 2007. Mr. Lichtenberger also served as the Chair of the Compensation Committee of the Company’s Board of Directors (the “Board”). The Board has named Mr. Daniel S. Sanders, a current Director, as the Chair of the Board’s Compensation Committee to replace Mr. Lichtenberger effective July 27, 2007.

(d) The Board elected David Lilley and William H. Powell as independent Directors effective July 26, 2007. Mr. Lilley was elected a Class III director with a term expiring at the Company's 2008 annual meeting of shareholders and Mr. Powell was elected a Class I director with a term expiring at the Company’s 2008 annual meeting of shareholders. Mr. Lilley is Chairman, President and Chief Executive Officer of Cytec Industries Inc. Mr. Powell is the retired Chairman and Chief Executive Officer of National Starch and Chemical Company. Mr. Lilley was named to the Corporate Governance Committee of the Board and Mr. Powell was named to the Compensation Committee and Corporate Governance Committee of the Board.

As new Directors, Messrs. Lilley and Powell will receive the standard Director compensation package. For 2007, this includes a prorated cash retainer, which, in this case, is equal to $20,833 for each of them. Mr. Lilley has elected under the Company’s 1999 Stock Plan for Nonemployee Directors to defer his prorated retainer into an account consisting of phantom shares of the Company’s Common Stock which is payable in cash following the termination of his Board service.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) In connection with the election of Messrs. Lilley and Powell as Directors on July 26, 2007, the Board amended the second sentence of Section 1 of Article II of the Company's Bylaws to increase the number of directors from seven to nine such that such sentence now reads: “The Board shall consist of nine directors, but the number of directors may be increased to any number, not more than ten directors as set forth in the Articles of Incorporation, or decreased to any number, not less than three directors, by amendment of these Bylaws, provided that no decrease in the number of directors shall shorten or terminate the term of any incumbent director.” A copy of the Bylaws as so amended are attached hereto as Exhibit 3 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3	Bylaws of the Company effective July 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CHEMICALS, INC.

Date: July 31, 2007	By:	/s/ Steven C. Giuliano
Name: Steven C. Giuliano Title: Vice President and Chief Financial Officer

Exhibit No.	Description

3	Bylaws of the Company effective July 26, 2007.